Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-210819) and S‑8 (No. 333-190412, No. 333-175912, No. 333-135416, No. 333-129748, No. 333-100628, No. 333-84485, and No. 333-72967) of Affiliated Managers Group, Inc. of our report dated March 30, 2017 relating to the financial statements of AQR Capital Management Holdings, LLC and its subsidiaries, which appears in this Form 10‑K/A.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 30, 2017